Exhibit 5.1

[FBT GIBBONS LLP LETTERHEAD]

March 20, 2026

Stock Yards Bancorp, Inc.

1040 East Main Street

Louisville, KY 40206

Re: Registration Statement on Form S-4 (File No. 333-294141

Ladies and Gentlemen:

We have acted as counsel for Stock Yards Bancorp, Inc., a Kentucky corporation (“Stock Yards Bancorp”), in connection with the preparation and filing of a Registration Statement on Form S-4, File No. 333-294141 (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), relating to up to an aggregate of 1,553,704 shares of Stock Yards Bancorp common stock, no par value (the “Shares”), to be issued by Stock Yards Bancorp pursuant to the terms of the Agreement and Plan of Merger, dated as of January 27, 2026 (the “Merger Agreement”), by and among Stock Yards Bancorp, River Holdings, Inc., a Kentucky corporation and a direct, wholly owned subsidiary of Stock Yards Bancorp, and Field & Main Bancorp, Inc., a Kentucky corporation (“Field & Main Bancorp”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and all subsequent amendments to the Registration Statement.

In connection with rendering this opinion, we have examined the Merger Agreement, the Second Amended and Restated Articles of Incorporation, as amended, of Stock Yards Bancorp, the Bylaws, as amended and restated, of Stock Yards Bancorp, and originals, or duplicates or certified or conformed copies, of such other corporate records, agreements, documents and other instruments, and have made such investigations as we have deemed relevant and necessary in connection with this opinion. As to questions of fact material to this opinion, we have relied, with Stock Yards Bancorp’s approval, as applicable, upon oral and written representations of Stock Yards Bancorp and certificates or comparable documents of public officials and of officers and representatives of Stock Yards Bancorp.

In making such examination and rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents.

Based on the foregoing and subject to the assumptions and qualifications expressed herein, we are of the opinion that the Shares to be issued and sold by Stock Yards Bancorp pursuant to and in the manner contemplated by the terms of the Merger Agreement will be, upon issuance, duly authorized and, when the Registration Statement has been declared effective by order of the Commission and the Shares have been issued and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, such Shares will be validly issued, fully paid and nonassessable.

We are members of the bar of the Commonwealth of Kentucky. Stock Yards Bancorp is a Kentucky corporation, and we have not considered, and we express no opinion as to, any law other than, as applicable, the Kentucky Business Corporation Act (including the statutory provisions and reported judicial decisions interpreting the foregoing).

We hereby consent to be named in the Registration Statement and in the related proxy statement/prospectus contained therein as the attorneys who passed upon the legality of the Shares to be issued pursuant to the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the Commission promulgated thereunder. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours,

/s/ FBT GIBBONS LLP